UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 21, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Fully Disclosed Clearing Agreement

On April 21, 2008, Broadpoint Securities, Inc., a wholly-owned broker-dealer subsidiary of the Registrant (“Broadpoint Securities”), entered into a Fully Disclosed Clearing Agreement (the “Pershing Clearing Agreement”) with Pershing LLC (“Pershing”) whereby Pershing agreed to provide certain execution and clearing services, on a fully disclosed basis, to Broadpoint Securities and its customers.  Subject to the approval of the Financial Industry Regulatory Authority, the term of the Pershing Clearing Agreement commenced on April 21, 2008 and continues until its termination as provided for therein.  The Pershing Clearing Agreement may be terminated by either party, including, but not limited to, without cause upon ninety days prior notice.  The foregoing description of the Pershing Clearing Agreement is not complete and is qualified in its entirety by reference to the Pershing Clearing Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

10.1 – Fully Disclosed Clearing Agreement, by and between Broadpoint Securities, Inc. and Pershing LLC, dated April 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ROBERT I. TURNER
Name: Robert I. Turner
Title: Chief Financial Officer

Dated: April 25, 2008